UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

ENOCHIAN BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2080 Century City East Suite 906 Los Angeles, CA 90067 (Address of principal executive offices)

+1(786) 888-1685

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Title of Each Class Trading Symbol Name of Each Exchange on Which Registered Common Stock, par value $0.0001 per share ENOB The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2019, at a special meeting of the Board of Directors (the “Board”) of Enochian Biosciences, Inc., a Delaware corporation (the “Company”), the Board appointed Carol L. Brosgart, MD and Gregg Alton as directors. Mr. Alton was also appointed as a member of the Audit Committee of the Board (the “Audit Committee”) and as Chair of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Governance Committee”).

Dr. Brosgart is a Clinical Professor of Medicine, Epidemiology and Biostatistics at the University of California, San Francisco and also works as a Consultant in public health and policy, biotechnology and clinical development for infectious diseases and liver diseases. She has been involved in HIV care and clinical research since 1981. Mr. Alton worked at Gilead Sciences, Inc. (“Gilead”) from 1999 to July of 2019. At Gilead, he previously served as interim CEO and most recently served as Chief Patient Officer where he worked to expand access to lifesaving medicines for HIV, Hepatitis and other diseases.

Both Dr. Brosgart and Mr. Alton will receive $60,000 in cash compensation and $75,000 in stock options per year for service as a directors. In addition, Mr. Alton will receive $7,500 as a member of the Audit Committee and $10,000 as the Chair of the Nominating and Governance Committee. Other than the foregoing, there are no arrangements or understandings between Dr. Brosgart or Mr. Alton and any person (including the Company) pursuant to which either was appointed to serve as a director, and there are no actual or proposed transactions between Dr. Brosgart or Mr. Alton or any of their related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with either of their appointments as a director.

Neither Dr. Brosgart, nor Mr. Alton, has any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

Also at the special meeting on December 27, 2019, Luc Debruyne informed the Board that he would be resigning as a member of the Board effective December 31, 2019 to accept another position. The Board recognized and thanked Mr. Debruyne for his dedicated service and contributions to the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES, INC.
By: /s/Mark R. Dybul Name: Mark R. Dybul Title: Executive Vice Chair

Date: January 2, 2019

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